Exhibit 99.1

         ProAssurance Reports Nine Month and Third Quarter 2003 Results

    BIRMINGHAM, Ala.--(BUSINESS WIRE)--Nov. 12, 2003--ProAssurance Corporation (NYSE:PRA):

    SUMMARY

    ProAssurance (NYSE:PRA) reports that premiums, income and earnings per share were significantly higher for the quarter and nine months that ended September 30, 2003. Net Income per diluted share was $0.33 and Operating Income was $0.30 per diluted share. Book value continued to increase, rising to $18.56 per share. ProAssurance's professional liability segment continued to improve on profitable results and personal lines, while affected somewhat by the mid-summer blackout, continues to generate industry-leading performance.

    ProAssurance Corporation (NYSE: PRA) reports the following results for the quarter and nine months ended September 30, 2003:


Unaudited Consolidated Financial Summary
(in thousands, except per share data)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                                  2003     2002       2003     2002
                               ------------------  -------------------
Gross Premiums Written         $196,750  $160,875  $557,216  $465,063
                                ========  ========  ========  ========
Net Premiums Written           $180,620  $130,653  $497,834  $386,306
                                ========  ========  ========  ========
Net Premiums Earned            $165,430  $121,947  $451,310  $346,030
                                ========  ========  ========  ========
Net Investment Income          $ 18,301  $ 19,819  $ 53,393  $ 58,773
                                ========  ========  ========  ========
Net Realized Investment Gains
 (Losses)                      $  1,436  $(13,560) $  4,149  $(17,338)
                                ========  ========  ========  ========
Total Revenues                 $186,189  $129,866  $513,424  $392,749
                                ========  ========  ========  ========
Total Expenses                 $173,714  $137,937  $481,787  $398,196
                                ========  ========  ========  ========
Income (Loss) before
 cumulative effect
 of accounting change          $  9,735  $ (4,524) $ 24,876  $ (1,462)
Cumulative effect of
 accounting change                    -         -         -     1,694
                                --------  --------  --------  --------
Net Income (loss)              $  9,735  $ (4,524) $ 24,876  $    232
                                ========  ========  ========  ========
Net Cash Provided by
 Operations                    $ 77,773  $ 59,560  $217,772  $157,137
                                ========  ========  ========  ========
Weighted average number of
 common shares outstanding
         Basic                   28,967    25,851    28,935    25,845
         Diluted                 29,165    25,851    29,108    25,862
Earnings per share (basic)
   Income before cumulative
    effect of accounting
    change                     $   0.34  $  (0.18) $   0.86  $  (0.06)
   Cumulative effect of
    accounting change                 -         -         -      0.07
                                --------  --------  --------  --------
   Net Income per share        $   0.34  $  (0.18) $   0.86  $   0.01
                                ========  ========  --------  ========
Earnings per share (diluted)
   Income before cumulative
    effect of accounting
    change                     $   0.33  $  (0.18) $   0.85  $  (0.06)
   Cumulative effect of
    accounting change                 -         -         -      0.06
                                --------  --------  --------  --------
   Net Income per share        $   0.33  $  (0.18) $   0.85  $   0.00
                                ========  ========  ========  ========
Net Loss Ratio                     88.1%     95.0%     89.1%     95.4%
Expense Ratio                      16.0%     17.5%     17.1%     19.0%
                                --------  --------  --------  --------
Combined Ratio                    104.1%    112.5%    106.2%    114.4%
                                ========  ========  ========  ========


Operating Results (Non-GAAP)
Operating Income               $  8,771  $  4,438  $ 22,189  $ 10,883
                                ========  ========  ========  ========
Operating Income per diluted
 share                         $   0.30  $   0.17  $   0.76  $   0.42
                                ========  ========  ========  ========


    Operating Income is a "Non-GAAP" financial measure which ProAssurance defines as Net Income, excluding the after-tax effects of guaranty fund assessments, capital gains/losses and the results of accounting changes. This definition may differ from those used by other companies. ProAssurance's management uses Operating Income because guaranty fund assessments and accounting changes are out of the Company's control, and the realization of investment gains or losses is largely discretionary as to timing and therefore could distort the comparability of results. ProAssurance uses Operating Income as one of the measures to evaluate performance across reporting periods and believes it is a useful tool for investors. The following table reconciles Net Income to Operating Income:


Reconciliation of Net Income to Operating Income
(in thousands)

                                 Three Months Ended  Nine Months Ended
                                   September 30,       September 30,
                                   2003     2002       2003     2002
                                 ------------------  -----------------
Net Income (Loss)                 $9,735  $(4,524)   $24,876   $  232
Adjustments, net of tax effects:
   Add:
       Net Realized Investment
        Losses                         -    8,813          -   11,269
       Guaranty Fund Assessments       -      149        277    1,076
   Subtract:
       Net Realized Investment
        Gains                        933        -      2,964        -
       Cumulative Effect of
        Accounting Change              -        -          -    1,694
       Guaranty Fund Assessments      31        -          -        -
                                   ------   ------    -------  -------
Operating Income                  $8,771   $4,438    $22,189  $10,883
                                   ======   ======    =======  =======



    Chairman A. Derrill Crowe, M.D. said, "Our results in the third quarter, and for the year-to-date, are indicative of the progress we are making toward our fourth quarter consolidated combined ratio goal of 102% to 103%. We expect that progress to continue as we move into 2004 and beyond as the clear leader in financial strength, customer service and investor confidence."


Unaudited Balance Sheet Highlights:
(in millions, except per share data)

                               September 30, 2003    December 31, 2002
                               ------------------    -----------------
Stockholders' Equity                 $  538               $  505
Total Investments                    $2,008               $1,679
Total Assets                         $2,897               $2,587
Policy Liabilities                   $2,181               $1,933
Book Value Per Share                 $18.56               $17.49


    In the third quarter, there was $3.6 million positive reserve development in personal lines; there was no prior period reserve development in professional liability. For the nine months, there has been $7.1 million of favorable development in personal lines, offset by a $750,000 addition to professional liability in the second quarter.
    Net unrealized gains (after-tax) in the investment portfolio were $41.7 million at September 30, 2003, and $35.5 million at December 31, 2002. These net unrealized gains are primarily in fixed income securities. Interest Expense in the quarter was $1.2 million, and was $2.3 million for the first three quarters of 2003.
    Total Goodwill is $26.4 million; approximately $18.2 million of that total is related to the consolidation with Professionals Group, and $7.6 million is attributable to the Company's acquisition of the outstanding minority shares of its MEEMIC Holdings subsidiary in the first quarter of 2003. The Company did not repurchase any shares of its common stock during the quarter; 1.02 million shares remain authorized for repurchase.

    Professional Liability Segment

    The companies in ProAssurance's professional liability segment are The Medical Assurance Company, Inc., Medical Assurance of West
Virginia, Inc., ProNational Insurance Company, and Red Mountain
Casualty Insurance Company, Inc. Each focuses on the delivery of professional liability insurance to physicians and surgeons, dentists, hospitals, and others involved in the delivery of health care.


Selected Segment Data:
(in thousands, except ratios)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                                  2003     2002       2003     2002
                                ------------------  ------------------
Gross Premiums Written         $145,526  $115,372  $411,342  $335,713
                                ========  ========  ========  ========
Net Premiums Written           $134,126  $ 89,026  $364,916  $266,896
                                ========  ========  ========  ========
Net Premiums Earned            $121,676  $ 83,031  $325,080  $236,195
                                ========  ========  ========  ========
Net Investment Income          $ 15,583  $ 17,352  $ 45,574  $ 51,247
                                ========  ========  ========  ========
Net Realized Investment Gains
 (Losses)                      $  1,431  $(13,547) $  4,043  $(17,969)
                                ========  ========  ========  ========
Total Revenues                 $139,163  $ 88,021  $377,728  $273,372
                                ========  ========  ========  ========
Total Expenses                 $132,500  $103,820  $366,800  $297,823
                                ========  ========  ========  ========
Net Loss Ratio                     95.5%    109.6%     97.9%    108.7%
Expense Ratio                      13.4%     15.4%     15.0%     17.4%
                                --------  --------  --------  --------
Combined Ratio                    108.9%    125.0%    112.9%    126.1%
                                ========  ========  ========  ========
Operating Ratio                    96.1%    104.1%     98.9%    104.4%
                                ========  ========  ========  ========


    "We continue to be pleased with the progress we are making in returning the professional liability segment to more acceptable levels of profitability, but we remain aware of the turbulent nature of the medical professional liability market, especially in the area of losses and reserving. Along with our determination to maintain financial discipline through adequate pricing and reserving, our thorough underwriting and effective claims management is proving to be best for the long-term interests of our policyholders and shareholders alike," said Dr. Crowe.
    ProAssurance's President, Victor T. Adamo, pointed out that ProAssurance's financial strength and customer commitment remains a key feature in the Company's success. He said, "ProAssurance, with its demonstrated track-record of financial stability and industry expertise, continues to benefit from the turmoil in the marketplace as competitors come under financial stress after years of under-pricing. And, as established companies such as St. Paul and Farmer's leave the business, our demonstrated ability to serve the market in the long-term becomes increasingly important to the healthcare community."

    Personal Lines Segment

    MEEMIC Insurance Company (MEEMIC), the sole company in ProAssurance's personal lines segment, principally provides auto and homeowners' coverages, primarily for educational employees and their families.


Selected Segment Data:
(in thousands, except ratios)

                                Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                   2003     2002      2003     2002
                                  ----------------  ------------------
Gross Premiums Written           $51,224  $45,503  $145,874  $129,350
                                  =======  =======  ========  ========
Net Premiums Written             $46,494  $41,627  $132,918  $119,410
                                  =======  =======  ========  ========
Net Premiums Earned              $43,754  $38,916  $126,230  $109,835
                                  =======  =======  ========  ========
Net Investment Income            $ 2,612  $ 2,467  $  7,644  $  7,526
                                  =======  =======  ========  ========
Net Realized Investment Gains
 (Losses)                        $     5  $   (13) $    106  $    631
                                  =======  =======  ========  ========
Total Revenues                   $46,920  $41,845  $135,521  $119,377
                                  =======  =======  ========  ========
Total Expenses                   $39,721  $33,428  $112,425  $ 98,170
                                  =======  =======  ========  ========
Net Loss Ratio                      67.7%    63.8%     66.5%     66.9%
Expense Ratio                       23.0%    22.1%     22.5%     22.5%
                                  -------  -------  --------  --------
Combined Ratio                      90.7%    85.9%     89.0%     89.4%
                                  =======  =======  ========  ========
Operating Ratio                     84.7%    79.6%     82.9%     82.5%
                                  =======  =======  ========  ========


    "MEEMIC's results in the quarter were affected by losses, primarily due to fire, that resulted from the mid-summer blackout in the Midwest. This is an example of the unpredictable nature of the personal lines business on a quarter-to-quarter basis, but the overall results at MEEMIC continue to be among the best in the industry. While the combined ratio did tick up, investors should not lose sight of MEEMIC's extraordinary profitability and its continued growth in premium and policyholder count," said Dr. Crowe.

    Conference Call Information

    ProAssurance will discuss these results in a conference call at 9:00 AM ET on Thursday, November 13, 2003. Investors may participate by calling (800) 547-8960 or (706) 645-9133. The call will be webcast on the Investor Relations section of the ProAssurance website, ProAssurance.com, and at StreetEvents.com. There will be a telephone replay through November 20, 2003 at (800) 642-1687 or (706) 645-9291
(access code 3263788), and an internet replay at the same websites.

    Expected Exercise of Options

    ProAssurance employees and directors are currently under a temporary stock trading blackout pending release of this earnings report. After that blackout period expires, and after insurance regulatory approvals are obtained, Dr. Crowe expects to exercise approximately 300,000 options. Dr. Crowe has told the Company he expects to hold the shares that he will realize in that exercise, but investors are cautioned that Dr. Crowe may sell existing shares to fund the tax liability generated by the exercise. The Company believes other officers may exercise options in the coming weeks to increase their ProAssurance share holdings.

    Availability of Statutory Filings

    ProAssurance is now making its yearly and quarterly consolidated and subsidiary statutory filings available online. The statutory statements may be accessed through the top menu within the investor relations section of ProAssurance.com.

    About ProAssurance

    ProAssurance Corporation is a specialty insurer with more than $2.8 billion in assets and more than $650 million in gross written premiums. As the nation's fourth largest writer of medical professional liability insurance, ProAssurance's subsidiaries, The Medical Assurance Company, Inc., Medical Assurance of West Virginia, Inc., ProNational Insurance Company, and Red Mountain Casualty Insurance Company, Inc., are recognized leaders in developing solutions which serve the needs of the evolving health care industry. ProAssurance is the tenth largest writer of personal auto coverage in Michigan through its subsidiary, MEEMIC Insurance Company. A. M. Best assigns a rating of "Excellent" to ProAssurance and its subsidiaries; Standard & Poor's assigns the Company's professional liability carriers a "Strong" rating.

    Caution Regarding Forward Looking Statements

    This news release contains historical information as well as forward-looking statements that are based upon ProAssurance's estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that convey the Company's view of future events and trends in the medical professional liability insurance marketplace are expressly designated as Forward Looking Statements. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, including Form 10K for the year ended December 31, 2002 and Form 10Q for the most recent quarter. In view of the many uncertainties inherent in the forward-looking statements made in this document, the inclusion of such information should not be taken as representation by the Company or any other person that ProAssurance's objectives or plans will be realized. ProAssurance expressly disclaims any obligation to update or alter its forward looking statements whether as a result of new information, future events or otherwise, except as required by law.


    CONTACT: ProAssurance Corporation, Birmingham
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             foneil@ProAssurance.com